Exhibit 99.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of January 22, 2004, is entered into by and between Chordiant Software, Inc., a Delaware corporation (the “Company”), and Acqua Wellington Opportunity I Limited, a company organized under the laws of the Commonwealth of the Bahamas (the “Purchaser”), for the purchase and sale of shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company by the Purchaser, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and Purchaser shall purchase shares of the Common Stock; and

WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D (“Regulation D”) of the United States Securities Act of 1933, as amended and regulations promulgated thereunder (the “Securities Act”), and/or upon such other exemption(s) from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

1.      Purchase Price.

(a)    Upon the following terms and subject to the conditions contained herein, the Purchaser hereby agrees to purchase 4,854,368 shares of the Company’s Common Stock (the “Shares”) at a per share price of $5.15 and for an aggregate purchase price of $ $24,999,995.20 (the “Purchase Price”).

(b)    The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Shares.

(c)    The closing (the “Closing”) under this Agreement shall take place at the offices of the Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) on the third business day after the date of this Agreement or at such other time as the parties mutually agree (the “Closing Date”).

(d)    The Company shall deliver to the Purchaser on or prior to the Closing Date a certificate representing the Shares. Upon receipt of the certificate representing the Shares, the Purchaser shall pay the Purchase Price therefor by check, wire transfer or such other form of payment as shall be mutually agreed upon by the Company and the Purchaser.

2.      Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

(a)    The Purchaser is a company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas. This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations as provided hereunder and thereunder.

(b)    The Purchaser has received and reviewed or has had access to copies of the Public Documents (as defined in Section 3 (b) hereof). The Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and its advisors, if any, and has not relied on any information or representations made by third parties. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser, its advisors or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement and the Registration Rights Agreement attached hereto as Exhibit A (the “Registration Rights Agreement”).

(c)    The Purchaser is, and at all times relevant to the offer to sell the Shares was, an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(d)    The Purchaser is and will be acquiring the Shares for such Purchaser’s own account, for investment, and not with a view to any resale or distribution of the Shares in whole or in part, in violation of the Securities Act. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time. The Purchaser does not have any agreement or understanding with any third party to distribute any of the Shares.

(e)    The offer and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. The Purchaser understands that the Shares purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or, in the opinion of counsel for the Company, an exemption from registration under the Securities Act is available (and then the Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws to the reasonable satisfaction of counsel for the Company).

(f)    The Purchaser (i) has such knowledge, experience and sophistication in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company; and (ii) recognizes that such Purchaser’s investment in the Company involves a high degree of risk. The Purchaser is capable of bearing the entire loss of its investment in the Shares.

(g)    The Purchaser is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

(h)    Neither the Purchaser nor any of its affiliates, officers or agents has or will solicit any material non-public information from the Company.

3.      Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

(a)    The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any effect on the business, prospects, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole.

(b)    The Company has made available to the Purchaser copies of the Company’s most recent Annual Report on Form 10-K for fiscal year ended December 31, 2002 including the exhibits thereto (the “Form 10-K”) filed with the Securities and Exchange Commission (the “Commission”) and its Form 10-Qs for the quarterly periods ended March 31, June 30, and September 30, 2003 and the exhibits thereto (collectively, the “Form 10-Qs” and together with the Form 10-K, the “Public Documents”). The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c)    The Shares have been duly authorized by all necessary corporate action and, when paid for by the Purchaser and issued in accordance with the terms hereof, the Shares shall be validly issued, will be fully paid and non-assessable.

(d)    Each of this Agreement and the Registration Rights Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(e)    The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of any of the Shares and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any provision of any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound (other than the registration rights agreements listed on Schedule 1 to the Registration Rights Agreement), (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(f)    Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 2 hereof, the sale and issuance of the Shares in accordance with the terms of this Agreement will be exempt from the registration requirements of the Securities Act.

(g)    No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Commission, or Nasdaq National Market or pursuant to any state or “blue sky” securities laws, and, any registration statement which have been made or may be filed pursuant to this Agreement).

(h)    There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which questions the validity of this Agreement, the Registration Rights Agreement or the transactions contemplated thereby or any action taken or to be take pursuant thereto. Except as described in the Public Documents, there is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

(i)    Subsequent to the dates as of which information is given in the last-filed Public Documents, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business.

(j)    The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights (“Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents, except for any of such Intellectual Property, the absence of which would not reasonably be likely to result in a Material Adverse Effect, and to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents and any license granted by the Company in the ordinary course of its business with respect to its products, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

(k)    The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Shares.

(l)    The Company is eligible to register the Shares for resale by the Purchaser on a registration statement on Form S-3 promulgated under the Securities Act.

(m)    Neither this Agreement or the Registration Rights Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(n)    The authorized capital stock of the Company and the shares thereof issued and outstanding as of December 31, 2003 are set forth on Schedule 3(n) hereto. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement and the Public Documents, as of the date hereof, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, other than rights granted to employees or consultants of the Company pursuant to equity benefit plans adopted by the Company’s board of directors and disclosed in the Public Documents. Furthermore, except as set forth in this Agreement and the Public Documents, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company, other than rights granted to employees or consultants of the Company pursuant to equity benefit plans adopted by the Company’s board of directors and disclosed in the Public Documents, and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities, other than those registration rights disclosed in Schedule 1 to the Registration Rights Agreement. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(o)    Prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will use all reasonable commercial best efforts to list the Shares for trading on the Nasdaq National Market or any relevant market or system on which the Shares are listed or quoted, if applicable, and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq National Market or any relevant market or system.

(p)    Subject to the immediately following sentence, the Company may not issue a press release or otherwise make a public statement or announcement with respect to the transaction contemplated hereby prior to the Closing Date without the consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that the Company is required by law or regulations to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to or after the Closing Date, the Company shall reasonably consult with the Purchaser on the form and substance of such press release or other disclosure.

(q)    Prior to the effectiveness of the registration statement covering the Shares, the Company may not enter into an agreement with a third party, the principal purpose of which is to secure financing through the issuance of equity securities or through the issuance of securities convertible, exchangeable or exercisable into equity (each of them shall be an “Other Financing”).

(r)    Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser.

(s) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.

4. Conditions Precedent to the Obligation of the Company to Sell the Shares: The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) The Purchaser shall have executed and delivered this Agreement and the Registration Rights Agreement.

(b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) Each of the representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(d) At the Closing Date, upon receipt of the certificates evidencing the Shares, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Shares.

(e) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction and shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

5. Conditions Precedent to the Obligation of the Purchaser to purchase the Shares: The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) The Company shall have executed and delivered this Agreement and the Registration Rights Agreement.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Each of the representations and warranties of the Company hereunder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

(d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and shall be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

(e) [Reserved]

(f) No Material Adverse Effect shall have occurred subsequent to the execution of this Agreement and prior to the Closing Date.

(g) Since the date hereof, trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or any alternate market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date).

(h) The Company shall have delivered certificates evidencing the Shares to the Purchaser at or before the Closing Date.

(i) The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company or a duly authorized committee thereof authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Registration Rights Agreement.

(j) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit B as of the Closing Date.

6. Legends. Unless otherwise provided below, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the “Legend”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER

THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR CHORDIANT SOFTWARE, INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

7. Fees and Expenses. Each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement and the Registration Rights Agreement; except that the Company shall pay on the Closing Date, all reasonable legal fees and expenses, exclusive of disbursements and out-of-pocket expenses, incurred by the Purchaser of up to $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the Registration Rights Agreement and review of the Registration Statement (as defined in the Registration Rights Agreement). In lieu of the foregoing payment, the Purchaser may retain such amount at the Closing or require the Company to pay such amount directly to Purchaser’s counsel.

8. [Reserved]

9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth at Section 10 herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

(a) if to the Company:

Chordiant Software, Inc.

20400 Stevens Creek Blvd., Suite 400

Cupertino, CA 95014

Tel. No.: (408) 517-6100

Fax No.: (408) 517-0270

Attn: Chief Financial Officer & General Counsel

with a copy to:

Cooley Godward LLP

5 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Tel. No.: (650) 843-5000

Fax No.: (650) 849-7400

Attn: Nancy H. Wojtas, Esq.

(b) if to the Purchaser:

Acqua Wellington Opportunity I Limited

Shirlaw House

87 Shirley Street

Nassau, Bahamas

Tel. No.: (242) 393-0224

Fax No.: (242) 393-7570

Attn: Michael Taylor

with a copy to:

Jenkens & Gilchrist Parker Chapin LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

Attn: Christopher S. Auguste

Tel. No.: (212) 704-6000

Fax No.: (212) 704-6288

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the Purchaser.

12. Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

13. Entire Agreement. This Agreement and the Registration Rights Agreement, together with any schedules thereto, constitute the entire understanding and agreement of the parties with respect to the Shares to be purchased hereby and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

14. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[END OF PAGE]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

CHORDIANT SOFTWARE, INC.

By:	/s/ MICHAEL J. SHANNAHAN

Name: Michael J. Shannahan Title: Chief Financial Officer

ACQUA WELLINGTON OPPORTUNITY I LIMITED

By:	/s/ MICHAEL TAYLOR

Name: Michael Taylor Title: President

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

OPINION OF COUNSEL

1.    The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to conduct its business as it is currently being conducted and to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement.

2.    The Purchase Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company and each constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution under Section 6 of the Registration Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.    The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. Neither the issuance, sale or delivery of the Shares is subject to any preemptive right of stockholders of the Company arising under law or the Certificate of Incorporation or By-laws of the Company, each as amended to date.

4.    The execution and delivery of the Purchase Agreement and the Registration Rights Agreement by the Company and the performance of its obligations thereunder, do not (A) violate any provision of the Certificate of Incorporation or By-laws of the Company, each as amended to date or (B) violate the Delaware General Corporation Law or any U.S. federal statute, regulation or rule or, to our knowledge, any judgment, decree, writ, order or injunction of any arbitrator, court or governmental authority which has been entered against the Company, the violation (other than under clause (A) above) of which would result in a Material Adverse Effect.

5.    To our knowledge, except as disclosed in the Public Documents, there is no action, suit, proceeding or arbitration pending against or overtly threatened against the Company before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would result in a Material Adverse Effect, or which in any manner questions the validity of the Purchase Agreement and the issuance of the Shares pursuant thereto, or the Registration Rights Agreement.

6.    To our knowledge, all authorizations, consents, approvals, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body

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in the United States required in order to permit the issuance by the Company of the Shares pursuant to the Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, the Nasdaq National Market or any state blue sky authority, as to which we express no opinion) have been made or obtained.

7.    Subject to the truth and accuracy of the representations and warranties of the Purchaser set forth in Section 2 of the Purchase Agreement and the Company pursuant to Section 3 of the Purchase Agreement, the offer and sale of the Shares pursuant to the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

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SCHEDULE 3(n)

Authorized Capital Stock and Outstanding Shares as of December 31, 2003

Number of Authorized Shares of Common Stock:	300,000,000

Number of Shares of Common Stock Outstanding:	64,763,291

Number of Authorized Shares of Preferred Stock:	51,000,000

Number of Shares of Preferred Stock Outstanding:	0